PRESS RELEASE



FOR IMMEDIATE RELEASE:                  CONTACT:

VALHI, INC.                             STEVEN L. WATSON
THREE LINCOLN CENTRE                    PRESIDENT
5430 LBJ FREEWAY, SUITE 1700            (972) 233-1700
DALLAS, TEXAS 75240-2697



                     VALHI DECLARES QUARTERLY DIVIDEND AND
                       HOLDS ANNUAL STOCKHOLDERS MEETING


     DALLAS, TEXAS . . . May 4, 1999 . . . Valhi, Inc. (NYSE: VHI) announced today that its board of directors has declared a regular quarterly dividend of five cents ($0.05) per share on its common stock, payable on June 30, 1999 to stockholders of record at the close of business on June 8, 1999.

     Valhi also announced that the Company's stockholders elected six directors for terms of one year at the annual stockholders meeting held today. The directors of the Company are: Norman S. Edelcup, Kenneth R. Ferris, Glenn R. Simmons, Harold C. Simmons, J. Walter Tucker, Jr. and Steven L. Watson.

     Valhi, Inc. is engaged in the titanium dioxide pigments, component products (ergonomic computer support systems, precision ball bearing slides and locking systems), titanium metals products and waste management industries.

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